UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 7, 2009

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

            333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

Item 1.01 Entry into a Material Definitive Agreement.

     On December 7, 2009, U.S. PREMIUM BEEF, LLC, a limited liability company formed under the laws of the State of Delaware (successor, by merger, to U.S. Premium Beef, Ltd.), and COBANK, ACB, an agricultural credit bank, (CoBank) as Agent and as the sole Syndication Party as of the date of this Amendment, entered into a “First Amendment to Amended and Restated Credit Agreement and Security Agreement” (the “Amendment”).  The Amendment was executed on December 7, 2009.  The Amendment amends certain provisions of the Amended and Restated Credit Agreement and Security Agreement entered into by CoBank and U.S. Premium Beef, LLC on June 22, 2009, as amended from time to time (Credit Agreement).

     The Amendment provides for the release from CoBank’s security interest of the portion of the National Beef Packing Company, LLC interests which are owned by U.S. Premium Beef, LLC and held by CoBank as Collateral that is to be exchanged in connection with the initial public offering of National Beef, Inc.  The Amendment also provides for a reduction in the amount available under the Tranche B Commitment to $10 million from $13 million.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By /s/ Steven D. Hunt
Steven D. Hunt,
Chief Executive Officer

Dated:  December 8, 2009